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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             ThermoLase Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                                  06-1360302
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(State of incorporation                   (IRS Employer
or organization)                          Identification No.)


          10455 Pacific Center Court, San Diego, California 92121-4339
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(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.
                                                      [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.
                                                                  [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                             Name of each exchange on which
to be so registered:                            each class is to be registered:

Units, each consisting of one share of          American Stock Exchange, Inc.
common stock, $.01 par value per share,
and one Redemption Right


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None




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Item 1: Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

        Information concerning the securities to be registered hereunder was included in the Registrant's Registration Statement on Form S-4 filed with the Commission on January 13, 1997 (Registration No. 333-19633), under the caption "Description of Securities" and in the Prospectus included in the Registration Statement and is incorporated herein by reference.

Item 2: Exhibits.
        --------

        The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Specimen Unit Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19633) and incorporated herein by reference).

     2. Form of Guarantee Agreement between ThermoLase Corporation and Thermo Electron Corporation (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19633) and incorporated herein by reference).


                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                    THERMOLASE CORPORATION


                                    By: /s/ John C. Hansen
                                        ---------------------------------------
                                        John C. Hansen,
                                        President and Chief Executive Officer





Date: February 26, 1997